As filed with the Securities and Exchange Commission on October 11, 2002.

Registration No. 333-88734

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Raindance Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1407805 (I.R.S. Employer Identification No.)

1157 Century Drive
Louisville, Colorado 80027
(800) 878-7326

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Nicholas J. Cuccaro
Chief Financial Officer
Raindance Communications, Inc.
1157 Century Drive
Louisville, Colorado 80027
(800) 878-7326

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael L. Platt, Esq.
Cooley Godward LLP
380 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
(720) 566-4000

Explanatory Note
SIGNATURES

Explanatory Note

Raindance Communications, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Reg. No. 333-88734) (the “Registration Statement”), which originally registered 395,745 shares of Common Stock, par value $0.0015 per share of the Registrant for resale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister 308,428 shares originally registered by the Registration Statement that remain unsold as of the termination of the offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on October 11, 2002.

Raindance Communications, Inc.

Date: October 11, 2002	By:	/s/ Nicholas J. Cuccaro
Nicholas J. Cuccaro Chief Financial Officer (Principal Financial and Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

* Paul A. Berberian	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	October 11, 2002

/s/ Nicholas J. Cuccaro Nicholas J. Cuccaro	Chief Financial Officer (Principal Financial and Accounting Officer)	October 11, 2002

* Bradley A. Feld	Director	October 11, 2002

* Steven C. Halstedt	Director	October 11, 2002

* Patrick J. Lombardi	Director	October 11, 2002

* Daniel E. Somers	Director	October 11, 2002

By: /s/ Nicholas J. Cuccaro Nicholas J. Cuccaro, as Attorney in Fact		October 11, 2002